Exhibit 99.1

RESIGNATION LETTER

December 6, 2007

Board of Directors
Expedition Leasing, Inc.
20711 Sterlington Drive
Land O’ Lakes, Florida 34638

Gentlemen:

This letter hereby serves as my notification to the shareholders and directors of Expedition Leasing, Inc. (the “Company”) of my resignation, effective immediately, from my positions as President, Secretary, Treasurer, Principal Executive Officer, and Principal Accounting Officer of the Company.

Furthermore, I hereby resign as Chairman and as a member of the board of directors of the Company effective automatically on the tenth day following the mailing to the stockholders of the Company an information statement on Form 14F-1, compliant with the requirements of Rule 14f-1 of the Securities Exchange Act of 1934 and the filing with the Securities and Exchange Commission of the same.

This resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices. I further hereby represent that as of the date hereof, I am not owed any compensation or future compensation in connection with my positions as officer and director of the Company.

Very truly yours,

/s/ Jerry Keller
Jerry Keller